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Exhibit 99.1

        Press release of the Company on April 22, 2003
        disclosing information relating to the Company's
        financial condition and results of operations for
        the fiscal quarter ended March 31, 2003

Imperial Oil announces first-quarter 2003 earnings

Toronto, April 22, 2003 — Imperial Oil Limited today announced first-quarter net earnings of $538 million or $1.42 a share, compared with $110 million or 29 cents a share in 2002.

The main reasons for the increased earnings were higher prices for crude oil and natural gas, and improved industry margins for petroleum products. Results also benefited from favourable foreign-exchange effects on the company's U.S.-dollar denominated debt.

Total revenues were $5,478 million during the first quarter of 2003, compared with $3,485 million in the same period last year.

Capital and exploration expenditures rose to $355 million in the latest quarter from $259 million in the corresponding period of 2002.

The company repurchased 3 million shares for $141 million during the first quarter of 2003, compared with 296,000 shares for $13 million in the first quarter last year. Since the buyback programs began in 1995, the company has repurchased 205.7 million shares for $5,310 million.

The balance of cash and marketable securities was $906 million on March 31, 2003, compared with $766 million at the end of 2002.

Tim Hearn, chairman, president and chief executive officer, said: "First-quarter earnings were the best in company history, contrasting sharply with the extraordinarily weak results of the previous year. Higher prices for crude oil and natural gas accounted for most of the increase, resulting from events in Venezuela and Iraq, as well as a much colder North American winter. In petroleum products, a recovery in industry margins and increased sales led to a turnaround from the loss experienced during the first quarter of last year."

For further information:

Investor relations Jean Côté (416) 968-4262	Media relations Richard O'Farrell 416) 968-4875

IMPERIAL OIL LIMITED

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

OPERATING RESULTS

        The company's net earnings for the first quarter of 2003 were $538 million or $1.42 a share, the highest quarterly earnings on record, compared with $110 million or $0.29 a share for the same period last year. Earnings increased mainly because of higher prices for crude oil and natural gas and higher industry margins for petroleum products. Favourable foreign exchange effects on the company's U.S.-dollar denominated debt also contributed to the increase in the first quarter's earnings.

        Total revenues were $5,478 million in the first quarter versus $3,485 million in the corresponding period last year.

Natural resources

        During the first quarter of 2003, net earnings from natural resources were $339 million compared with $144 million in the same period last year. Earnings increased due to higher prices for crude oil and natural gas and higher Cold Lake bitumen volumes from the recently completed phases 11 to 13, partly offset by lower production volumes from the company's interest in Syncrude and lower natural gas volumes.

        Prices for natural gas averaged $8.12 a thousand cubic feet in the first quarter of 2003, compared with $3.26 a thousand cubic feet during the same period last year. Prices for conventional crude oil averaged $47.86 a barrel in the first quarter, compared with $30.44 a barrel in the same period last year. Average prices for Cold Lake bitumen in the first quarter of 2003 were about 50 percent higher than the prior year's prices.

        Gross production of natural gas during the first quarter of 2003 was 487 million cubic feet a day, compared with 557 million cubic feet a day during the same period in 2002. The decrease was mainly due to reservoir decline and production timing.

        Total production of crude oil and natural gas liquids (NGLs) increased to 240 thousand barrels a day in the first quarter from 238 thousand barrels a day in the same period last year.

        During the first three months this year, gross production of conventional crude oil averaged 47 thousand barrels a day versus 52 thousand barrels a day during the same period last year. Production of NGLs available for sale was 27 thousand barrels a day during the first quarter, compared with 29 thousand barrels a day in the first three months of 2002. Natural reservoir decline in the Western Canadian Basin was the main reason for the reduced production.

        The company's share of Syncrude's gross production was 47 thousand barrels a day in the first quarter of 2003, compared with 57 thousand barrels a day during the same period last year. Lower volume was attributable to an increase in scheduled and unscheduled maintenance activity at the upgrader and Aurora mine site.

        Gross production of Cold Lake bitumen was 119 thousand barrels a day during the first quarter of 2003, compared with 100 thousand barrels a day in the same period a year ago. Higher production was a result of the start-up of the new Mahkeses project (phases 11 to 13) in December 2002 and the timing of steaming cycles on existing pads.

        In March this year, geotechnical work programs began in the Inuvialuit Settlement Region and Gwich'in Settlement Area near Inuvik to advance the proposed Mackenzie Gas Project. The work programs consist mainly of soil analysis and geotechnical surveys that will help to determine the optimal location of the Mackenzie Valley pipeline and associated facilities. The programs will also provide engineering data to support development of regulatory applications for the proposed project. Contracts to carry out the work programs have been awarded to local contractors for services including geotechnical consulting, geotechnical drilling and land surveying.

Petroleum products

        The net earnings from petroleum products were $139 million in the first quarter of 2003, compared with a net loss of $37 million during the same period a year ago. Earnings improved as a result of the strengthening of industry margins and higher sales of petroleum products. The increased petroleum product volumes were principally due to higher demand for heating oil, diesel and gasolines.

        In the first quarter of this year, the company commissioned the new 62-kilometer extension to the products pipeline connecting its Sarnia and Nanticoke refineries. It provides a critical link in the production of low-sulphur gasoline and allows further manufacturing integration of the two refineries.

Chemicals

        Net earnings in the first quarter of 2003 from chemical operations were $6 million, compared with $9 million during the same period last year. Reduced margins as a result of higher feedstock costs were the main factors for the decrease in earnings.

Corporate and other

        Net earnings from corporate and other operations were $54 million in the first quarter this year, compared with negative $6 million in the same period last year. Favourable foreign exchange effects on the company's U.S.-dollar denominated debt contributed to the improvement.

LIQUIDITY AND CAPITAL RESOURCES

        Cash flow from operating activities was $700 million during the first quarter of 2003, compared with negative $129 million in the same period last year. The increase in cash inflow was mainly due to higher earnings and timing of scheduled income tax payments.

        During the first quarter of 2003, total investing activities used $340 million of cash, compared with $238 million used in the same quarter last year.

        Capital and exploration expenditures were $355 million in the first quarter, compared with $259 million during the corresponding period in 2002. For the resources segment, the additional capital and exploration expenditures were used mainly at Syncrude to maintain and expand production capacity. Petroleum products increased its capital expenditures mainly in projects to reduce the sulphur content of gasoline and to improve operating efficiency.

        During the first quarter, the company resumed share repurchases and bought 3 million shares for $141 million under a normal course issuer bid that began on June 21, 2002, which has an allowable maximum purchase of 18.9 million shares. In the first quarter of last year, the company purchased 296 thousand shares for $13 million under the previous program which expired on June 20, 2002.

        Total cash dividends of $79 million were paid in the first quarter in 2003, compared with $80 million paid in the same period last year. Resumption of share repurchase activities reduced the number of shares outstanding and dividend payments. Dividends per share remained unchanged at $0.21 a share.

        The above factors led to an increase in the company's balance of cash and marketable securities to $906 million at March 31, 2003, from $766 million at the end of 2002.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        Information about market risks for the three months ended March 31, 2003 does not differ materially from that discussed on pages 10 and 11 in the company's annual report to shareholders for the year ended December 31, 2002.

        This report may contain forward-looking information. Actual results could differ materially due to market conditions, changes in law or government policy, changes in operating conditions and costs, changes in project schedules, operating performance, demand for oil and gas, commercial negotiations or other technical and economic factors.

IMPERIAL OIL LIMITED

CONSOLIDATED STATEMENT OF EARNINGS

	Three months to March 31
millions of dollars
	2003	2002
	(unaudited)
REVENUES
Operating revenues	5,452	3,477
Investment and other income	26	8

TOTAL REVENUES	5,478	3,485

EXPENSES
Exploration	7	9
Purchases of crude oil and products	3,422	2,056
Operating, selling and general	834	778
Federal excise tax	302	290
Depreciation and depletion	180	173
Financing costs (5)	(57)	10

TOTAL EXPENSES	4,688	3,316

EARNINGS BEFORE INCOME TAXES	790	169
INCOME TAXES	252	59

NET EARNINGS	538	110

PER-SHARE INFORMATION — dollars
Net earnings — basic (6)	1.42	0.29
Net earnings — diluted (6)	1.42	0.29
Dividends	0.210	0.210

CONSOLIDATED STATEMENT OF RETAINED EARNINGS

	Three months to March 31
millions of dollars
	2003	2002
	(unaudited)
RETAINED EARNINGS AT BEGINNING OF PERIOD	3,277	2,382
Net earnings for the period	538	110
Share purchases (6)	(126)	(11)
Dividends	(79)	(80)

RETAINED EARNINGS AT END OF PERIOD	3,610	2,401

IMPERIAL OIL LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS
inflow/(outflow)

	Three months to March 31
millions of dollars
	2003	2002
	(unaudited)
OPERATING ACTIVITIES
Net earnings	538	110
Depreciation and depletion	180	173
Future income taxes and other	(158)	(86)

Cash flow from earnings	560	197
Accounts receivable	(274)	(184)
Inventories and prepaids	(115)	(147)
Income taxes payable	143	(409)
Accounts payable and other	386	414

Change in operating assets and liabilities	140	(326)

CASH FROM OPERATING ACTIVITIES	700	(129)

INVESTING ACTIVITIES
Additions to property, plant and equipment	(345)	(250)
Proceeds from asset sales (3)	5	12

CASH FROM (USED IN) INVESTING ACTIVITIES	(340)	(238)

CASH FLOW BEFORE FINANCING ACTIVITIES	360	(367)
FINANCING ACTIVITIES
Common shares purchased (6)	(141)	(13)
Dividends paid	(79)	(80)

CASH FROM (USED IN) FINANCING ACTIVITIES	(220)	(93)

INCREASE (DECREASE) IN CASH	140	(460)
CASH AT BEGINNING OF PERIOD	766	872

CASH AT END OF PERIOD	906	412

IMPERIAL OIL LIMITED

CONSOLIDATED BALANCE SHEET

millions of dollars	As at Mar. 31, 2003	As at Dec. 31, 2002
	(unaudited)
ASSETS
Current assets
Cash	906	766
Accounts receivable	1,622	1,348
Inventories of crude oil and products	496	433
Materials, supplies and prepaid expenses	162	110
Future income tax assets	382	323

Total current assets	3,568	2,980
Investments and other long-term assets	115	134
Property, plant and equipment	8,718	8,552
Goodwill	204	204
Other intangible assets	23	24

TOTAL ASSETS	12,628	11,894

LIABILITIES
Current liabilities
Short-term debt	72	72
Accounts payable and accrued liabilities	2,432	2,114
Income taxes payable	701	557

Total current liabilities	3,205	2,743
Long-term debt	1,404	1,466
Other long-term obligations	1,255	1,207
Future income tax liabilities	1,230	1,262

TOTAL LIABILITIES	7,094	6,678
SHAREHOLDERS' EQUITY	5,534	5,216

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	12,628	11,894

Approved by the directors April 22, 2003

/s/ T.J. Hearn	/s/ Paul A. Smith
Chairman, president and chief executive officer	Controller and senior vice-president, finance and administration

IMPERIAL OIL LIMITED

BUSINESS SEGMENTS

	Resources		Products		Chemicals
Three months to March 31 millions of dollars
	2003	2002	2003	2002	2003	2002
	(unaudited)
REVENUES
Operating revenues (a)	1,004	510	4,168	2,741	280	226
Intersegment sales (b)	635	456	378	201	65	45
Investment and other income	12	(1)	8	5	—	—

TOTAL REVENUES	1,651	965	4,554	2,947	345	271

EXPENSES
Exploration (c)	7	9	—	—	—	—
Purchases (b)	733	372	3,500	2,193	267	192
Operating, selling & general (b)	281	249	491	468	62	59
Federal excise tax	—	—	302	290	—	—
Depreciation and depletion	119	112	54	55	7	6
Financing costs	1	—	—	—	—	—

TOTAL EXPENSES	1,141	742	4,347	3,006	336	257

EARNINGS BEFORE INCOME TAXES	510	223	207	(59)	9	14
INCOME TAXES	171	79	68	(22)	3	5

NET EARNINGS	339	144	139	(37)	6	9

EXPORT SALES TO THE UNITED STATES	352	140	248	180	148	124
CASH FLOW FROM EARNINGS	425	218	133	(28)	4	13
CAPEX (c)	227	186	120	71	8	2
TOTAL ASSETS AS AT March 31 (b)	6,120	5,507	5,510	4,723	439	377
CAPITAL EMPLOYED AS AT March 31	3,366	3,031	2,511	2,159	187	181
	Corporate		Consolidated
Three months to March 31 millions of dollars
	2003	2002	2003	2002
REVENUES
Operating revenues (a)	—	—	5,452	3,477
Intersegment sales (b)	—	—	—	—
Investment and other income	6	4	26	8

TOTAL REVENUES	6	4	5,478	3,485

EXPENSES
Exploration (c)	—	—	7	9
Purchases (b)	—	—	3,422	2,056
Operating, selling & general (b)	—	3	834	778
Federal excise tax	—	—	302	290
Depreciation and depletion	—	—	180	173
Financing costs	(58)	10	(57)	10

TOTAL EXPENSES	(58)	13	4,688	3,316

EARNINGS BEFORE INCOME TAXES	64	(9)	790	169
INCOME TAXES	10	(3)	252	59

NET EARNINGS	54	(6)	538	110

EXPORT SALES TO THE UNITED STATES	—	—	748	444
CASH FLOW FROM EARNINGS	(2)	(6)	560	197
CAPEX (c)	—	—	355	259
TOTAL ASSETS AS AT March 31 (b)	906	413	12,628	10,752
CAPITAL EMPLOYED AS AT March 31	946	459	7,010	5,830
(a)
Includes crude sales made by Products in order to optimize refining operations.
(b)
Consolidated amounts exclude intersegment transactions, as follows:
	2003	2002
Purchases	1,078	701
Operating expenses	—	1

Total intersegment sales	1,078	702

Intersegment receivables and payables	347	268

(c)
Capital and exploration expenditures (CAPEX) include exploration expenses, additions to property, plant and equipment and additions to capital leases.

IMPERIAL OIL LIMITED

OPERATING STATISTICS

	Three months
	2003	2002
	(unaudited)
GROSS CRUDE OIL AND NGL PRODUCTION
(thousands of barrels a day)
Conventional	47	52
Cold Lake	119	100
Syncrude	47	57

Total crude oil production	213	209
Natural gas liquids (NGLs) available for sale	27	29

Total crude oil and NGL production	240	238

NGL SALES (thousands of barrels a day)	46	42

NATURAL GAS (millions of cubic feet a day)
Production (gross)	487	557
Production available for sale (gross)	419	486
Sales	440	529

AVERAGE PRICES (dollars)
Conventional crude oil sales (a barrel)	47.86	30.44
Par crude oil price at Edmonton (a barrel)	51.68	33.89
Heavy crude oil at Hardisty (Bow River, a barrel)	40.12	26.62
Natural gas sales (a thousand cubic feet)	8.12	3.26

PETROLEUM PRODUCTS SALES (millions of litres a day)
Gasolines	32.1	30.7
Heating, diesel and jet fuels	30.4	26.9
Heavy fuel oils	4.4	4.1
Lube oils and other products	4.7	5.0

Net petroleum products sales	71.6	66.7
Sales under purchase and sale agreements	14.8	12.7

Total petroleum products sales	86.4	79.4

TOTAL REFINERY THROUGHPUT
(millions of litres a day)	71.1	70.2

REFINERY CAPACITY UTILIZATION
(percent)	89	88

PETROCHEMICAL SALES
(thousands of tonnes a day)	3.6	3.7

IMPERIAL OIL LIMITED

SHARE OWNERSHIP, TRADING AND PERFORMANCE

	Three months
	2003	2002
	(unaudited)
RETURN ON AVERAGE CAPITAL EMPLOYED (a)
(rolling 4 quarters, percent)	25.6	17.8

RETURN ON AVERAGE SHAREHOLDERS' EQUITY
(rolling 4 quarters, percent)	32.8	22.6

INTEREST COVERAGE RATIO — EARNINGS BASIS
(rolling 4 quarters, times covered)	61.6	25.5

SHARE OWNERSHIP
Outstanding shares (thousands)
Monthly weighted average	377,850	378,912
At March 31	375,830	378,863
Number of shareholders
At March 31	15,884	16,337

SHARE PRICES (dollars)
High	47.80	47.85
Low	43.48	41.13
Close at March 31	47.35	47.75
(a)
Capital employed is defined as short and long-term debt and shareholders' equity.

IMPERIAL OIL LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

1.    Accounting principles

        These consolidated financial statements follow the same accounting policies and methods of computation as, and should be read in conjunction with, the most recent annual consolidated financial statements, except for those changes implemented January 1, 2003 to reflect new accounting standards of the Canadian Institute of Chartered Accountants (CICA). The impact of the new CICA standard dealing with accounting for asset retirement obligations is discussed in note 2.

2.    Reporting change

        The new CICA standard dealing with accounting for asset retirement obligations changes the method of accruing for certain site-restoration costs. Under the new standard, the fair values of asset retirement obligations are recorded as liabilities on a discounted basis when they are incurred, which is typically at the time the related assets are installed. Amounts recorded for the related assets are increased by the amount of these obligations. Over time the liabilities will be accreted for the change in their present value and the initial capitalized costs will be depreciated over the useful lives of the related assets. There are no asset retirement liabilities set up for those assets which have an indeterminate useful life.

        Estimated cash flows have been discounted at six percent. Implementation of the new standard has increased site-restoration liabilities by $8 million to $517 million as of March 31, 2003. The total undiscounted amount of the estimated cash flows required to settle the obligations is $895 million. Payments to settle the obligations occur on an ongoing basis and will continue over the lives of the operating assets, which can exceed more than 25 years. This change in accounting standard has no impact on the cash flow profile of the company. The new standard has been applied retroactively, and the financial statements of prior periods have been restated.

        The impact of adopting the new accounting for asset retirement obligations standard on the consolidated balance sheet and statement of earnings is:

        Change in consolidated balance sheet

	As at Mar.31
millions of dollars — increase/(decrease)
	2003	2002
Property, plant and equipment	26	20

Total assets	26	20

Other long-term obligations	8	29
Future income tax liabilities	6	(3)
Retained earnings	12	(6)

Total liabilities and shareholders' equity	26	20

        Change in consolidated statement of earnings

	Three months to March 31
millions of dollars — increase/(decrease)
	2003	2002
Operating, selling and general expense	(12)	(6)
Income taxes	4	2

Net earnings	8	4

Earnings per share — basic (dollars)	0.02	0.01
Earnings per share — diluted (dollars)	0.02	0.01

3.    Divestments

        Investment and other income includes gains and losses on asset sales as follows:

	Three months to March 31
millions of dollars
	2003	2002
Proceeds from asset sales	5	12
Assets and liabilities disposed of (a)	5	12

Gain/(loss) on asset sales, before tax	—	—

Gain/(loss) on asset sales, after tax	—	—

  (a)
  Assets sold did not include cash.

4.    Incentive compensation programs

        The company accounts for its incentive compensation programs, except for the incentive stock option plan, by using the fair-value-based method. Under this method, compensation expense related to the units of these programs is recorded in the consolidated statement of earnings over the vesting period. The company accounts for its incentive stock option plan by using the intrinsic-value-based method and does not recognize compensation expense on the issuance of stock options because the exercise price is equal to the market value at the date of grant. If the fair-value-based method of accounting had been adopted to account for the incentive stock option plan, the impact on net earnings and earnings per share would have been negligible.

        The company expects to purchase shares on the market to fully offset the dilutive effects from the exercise of incentive stock options. The company does not plan to issue stock options in the future.

5.    Financing costs

	Three months to March 31
millions of dollars
	2003	2002
Debt related interest	8	8
Other interest	1	1

Total interest expense	9	9
Foreign exchange expense (gain) on long-term debt	(66)	1

Total financing costs	(57)	10

6.    Common shares

thousands of shares	As at Mar.31 2003	As at Dec.31 2002
Authorized	450,000	450,000
Common shares outstanding	375,830	378,863

        In 1995 through 2001, the company purchased shares under seven 12-month normal course share purchase programs, as well as an auction tender. On June 21, 2002, another 12-month normal course program was implemented with an allowable purchase of 18.9 million shares (five percent of the total on June 19, 2002), less any shares purchased by the employee savings plan and company pension fund. The results of these activities are as shown below:

	millions of
Year
	Shares	Dollars
1995 — 2001	202.4	5,156
2002 — First quarter	0.3	13
Full year	0.3	13
2003 — First quarter	3.0	141
Cumulative purchases to date	205.7	5,310

        Exxon Mobil Corporation's participation in the above maintained its ownership interest in Imperial at 69.6 percent.

        The excess of the purchase cost over the stated value of shares purchased has been recorded as a distribution of retained earnings.

        There is no significant dilutive effect on basic net earnings per share from the outstanding incentive stock options described in note 4.

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